Exhibit 10.2

Incremental Facility Notice

To:	DNB Bank ASA, London Branch as Agent and as Security Agent

From:	Expro Group Holdings N.V. as the Parent and the entity listed in the Schedule 1 as Incremental Facility Lender (the “Incremental Facility Lender”)

Dated:	21 July 2022

Expro Group Holdings N.V. - Revolving Facility Agreement dated 1 October 2021, as amended (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms used but not otherwise defined in this notice (the “Incremental Facility Notice”) shall have the meanings given to them in the Revolving Facility Agreement.

2.	We refer to Clause 9 (Establishment of Incremental Facilities) of the Revolving Facility Agreement.

3.	We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)	Currency:

The Base Currency.

(b)	Total Incremental Facility Commitments:

$20,500,000.

(c)	Fronting Fees, Letter of Credit Fees, Issuance Fees and Amendment Fees:

No fronting fees pursuant to clause Clause 17.5(a) (Fees Payable in respect of Facility B Letters of Credit) of the Revolving Facility Agreement shall be applicable. Otherwise, the Letter of Credit Fees, issuance fees and amendment fees shall be the same as are applicable in respect of Facility B Letters of Credit pursuant to Clause 17.5 (Fees Payable in respect of Facility B Letters of Credit) of the Revolving Facility Agreement, mutatis mutandis.

(d)	Level of arrangement fee payable pursuant to Clause 17.2 (Arrangement Fee) of the Revolving Facility Agreement in respect of the Incremental Facility:

$150,000.

(e)	Borrowers to which the Incremental Facility is to be made available:

Same as with respect to Facility B, being:

(i)	Exploration and Production Services (Holdings) Limited;

(ii)	Expro Holdings US Inc.; and

(iii)	Frank’s International LP B.V.

(f)	Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Revolving Facility Agreement:

Same as with respect to Facility B pursuant to paragraph (b) of Clause 3.1 (Purpose) of the Revolving Facility Agreement, mutatis mutandis.

(g)	The Incremental Facility shall be only available for utilisation for the issuance of Incremental Facility Letters of Credit.

(h)	The Incremental Facility shall be secured by the same Transaction Security as, and on a pari passu basis with, Facility A and Facility B.

(i)	Availability Period:

From the Establishment Date to and including the date falling one Month prior to the Termination Date of the Incremental Facility as set forth below.

(j)	The repayment terms for the Incremental Facility for the purposes of Clause 10.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit) of the Revolving Facility Agreement:

As set forth in Clause 10.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit) of the Revolving Facility Agreement with respect to Incremental Facilities.

(k)	Conditions subsequent:

Within 30 days of the Establishment Date, each Obligor which has granted Transaction Security pursuant to the existing Transaction Security Documents shall, at its own expense, execute and deliver to the Security Agent such additional Transaction Security Documents (and/or confirmations, amendments or extensions of existing Transaction Security Documents, as applicable) in relation to the assets the subject of such existing Transaction Security Documents as are reasonably necessary in the applicable jurisdiction to secure amounts in respect of the Incremental Facility, if any are so required (together with such supporting documentation and such further actions as the Agent shall require (acting reasonably)).

(l)	Termination Date:

Same as with respect to Facility B.

4.	The proposed Establishment Date is 5 Business Days after receipt by the Agent of an irrevocable Notice of Cancellation of the USD 2.5 million 2021 Incremental Facility (as defined below).

5.	The Parent confirms that:

(a)	each of:

(i)	the Incremental Facility Terms set out above;

(ii)	the Aggregate Yield applicable to the Incremental Facility; and (iii)the fees payable to any arranger of the Incremental Facility,

comply with Clause 9.4 (Restrictions on Incremental Facility Terms and Fees) of the Revolving Facility Agreement;

(b)	the Incremental Facility Lender set out in this Incremental Facility Notice complies with Clause 9.1 (Incremental Facility Lenders); and

(c)	each condition specified in paragraph (a)(i) of Clause 9.5 (Conditions to Establishment) of the Revolving Facility Agreement is satisfied on the date of this Incremental Facility Notice.

6.

The Obligor’s Agent pursuant to Clause 2.5 (Obligors’ Agent) of the Revolving Facility Agreement, for and on behalf of itself and each other Obligor, (i) hereby confirms and reaffirms its respective guarantees under the Revolving Facility Agreement and its respective Transaction Security and other obligations, as applicable, under and subject to the terms of each of the Transaction Security Documents (collectively, the “Reaffirmed Documents”) to which it is party, (ii) agrees that, notwithstanding the effectiveness of this Incremental Facility Notice or any of the transactions contemplated thereby, such guarantees, Transaction Security and other obligations, and the terms of each of the Reaffirmed Documents to which it is a party and the security interests created thereby, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Secured Obligations (as defined in the Intercreditor Agreement), as amended, increased and/or extended pursuant to this Incremental Facility Notice (including, for the avoidance of doubt, the Total Incremental Facility Commitments); and (iii) agrees this Incremental Facility Notice shall not evidence or result in a novation of such Secured Obligations or the Reaffirmed Documents.

7.

The Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule 1 as if it had been an Original Lender under the Revolving Facility Agreement in respect of that Incremental Facility Commitment.

8.	The Fronting Bank in respect of the Incremental Facility shall be the Incremental Facility Lender.

9.	On the Establishment Date the Incremental Facility Lender becomes (to the extent not already a party in such capacity):

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

10.

Schedule 2 contains a schedule of Letters of Credit issued by the Incremental Facility Lender pursuant to an Incremental Facility established by an Incremental Facility Notice dated 1 October 2021 (“2021 Incremental Facility”)(“Schedule 2 Letters of Credit”). From and after the Establishment Date:

(a)	each Schedule 2 Letter of Credit, to the extent outstanding on the Establishment Date and without further action from the Borrowers, shall be:

(i)	continued as a Letter of Credit under this Incremental Facility;

(ii)	deemed to be a Letter of Credit for all purposes under this Incremental Facility and the Revolving Facility Agreement; and

(iii)	subject to and be governed by the terms and conditions of this Incremental Facility Notice and the Revolving Facility Agreement; and

(b)

all liabilities of the Borrowers with respect to all such Schedule 2 Letters of Credit shall continue to constitute Letters of Credit under this Incremental Facility and the Revolving Facility Agreement.

11.

Any Letter of Credit Fee accrued but unpaid under the 2021 Incremental Facility shall be payable, together with any Letter of Credit Fee accrued pursuant to this Incremental Facility, on the following Fee Payment Date.

12.	The Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 9.11 (Limitation of Responsibility) of the Revolving Facility Agreement.

13.	This Incremental Facility Notice is irrevocable.

14.

This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

15.	This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

16.	This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

[Remainder of page intentionally left blank.]

The Parent

Expro Group Holdings N.V.

By: /s/ John McAlister

21 July, 2022

[Signature Page to Incremental Facility Notice]

The Obligors’ Agent

Expro Holdings UK 2 Limited

By: /s/ John McAlister

21 July, 2022

[Signature Page to Incremental Facility Notice]

The Incremental Facility Lender

HSBC UK Bank plc

By: /s/ Brian Large

Brian Large

21 July, 2022

[Signature Page to Incremental Facility Notice]

This document is accepted as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement by the Agent and the Establishment Date is confirmed as 28 July 2022.

The Agent

DNB Bank ASA, London Branch

By: /s/ Kay Newman

Kay Newman

Authorised Signatory

By: /s/ Craig Ramsay

Craig Ramsay

Authorised Signatory

[Signature Page to Incremental Facility Notice]